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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION
                                (RULE 14A-101)
                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, For Use of the
[ ] Definitive Proxy Statement                 Commission Only (as permitted
[ ] Definitive Additional Materials            by  Rule 14a-6(e)(2))
[X] Soliciting Material Under Rule 14a-12


                                 AMTRAN, INC.
               (Name of Registrant as Specified in Its Charter)

   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         (1) Title of each class of securities to which transaction applies:
         (2) Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined): (4) Proposed maximum aggregate value of transaction:
         (5) Total fee paid:
[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1) Amount previously paid:

         (2) Form, Schedule or Registration Statement No.:

         (3) Filing Party:

         (4) Date Filed:

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AMTRAN ANNOUNCES RECORD DATE FOR SHAREHOLDERS MEETING

INDIANAPOLIS, Aug. 17 /PRNewswire/--


The Board of Directors of Amtran, Inc. (Nasdaq: AMTR), parent company of American Trans Air, Inc., today set August 20, 2001 as the new record date for the annual meeting of the shareholders which was previously adjourned on May 29, 2001. The proposed transaction in which Amtran would be taken private, among other things, will be voted upon at the adjourned annual meeting when it is reconvened. Amtran expects to announce the date on which the adjourned annual meeting will be reconvened shortly.

Amtran employs over 8,000 people. The Company's common stock trades on the NASDAQ Stock Market under the symbol "AMTR." ATA, now in its 28th year of operation, is the nation's 11th largest passenger carrier, based on revenue passenger miles. ATA operates significant scheduled service from Chicago-Midway and Indianapolis to 28 destinations and has a fleet of 57 aircraft, including 4 Boeing 737s, 22 Boeing 727s, 15 Boeing 757s, and 16 Lockheed L-1011s. Chicago Express Airlines, Inc., the Company's wholly-owned commuter airline, operates nine Saab 340Bs. The entire fleet is supported by the Company's own maintenance and engineering facilities in Indianapolis and Chicago-Midway and maintenance support stations worldwide. You can learn more about ATA by visiting its website at www.ata.com.

This press release is also available on the Amtran website: www.ata.com.

Important Legal Information

In connection with the merger contemplated by the Agreement and Plan of Merger dated as of June 18, 2001, Amtran filed a Preliminary Proxy Statement with the SEC on June 29, 2001 and filed Amendment No. 1 to that Preliminary Proxy Statement on August 3, 2001. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Amtran at the SEC's web site at www.sec.gov. The definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC by Amtran may also be obtained for free by directing a request to Mr. Kenneth K. Wolff at (317) 247-4000.

In connection with the shareholder vote on the merger, Amtran and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Amtran in favor of the merger. Information concerning such participants in the solicitation of proxies by Amtran from shareholders in connection with the merger is contained in the press release filed with the SEC under cover of Schedule 14A by Amtran on May 17, 2001. Security holders of Amtran may obtain additional information regarding the interests of such participants by reading the definitive proxy statement, when it becomes available.

Caution Concerning Forward-Looking Statements: This communication contains certain "forward-looking statements". These statements are based on Amtran management's current expectations and are naturally subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements contained herein include statements about the merger. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the requisite number of Amtran shareholders to approve the merger; the inability to obtain financing to pay merger consideration; the costs related to the merger; litigation challenging the merger; and other economic, business, competitive and/or regulatory factors affecting Amtran's businesses generally. More detailed information about those factors is set forth in filings made by Amtran with the SEC. Except to the extent required under the federal securities laws, Amtran is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.